[LOGO GOES HERE]



--------------------------------------------------------------------------------

                                  PRESS RELEASE

--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE:                        CONTACT:
------------------------------------------------------------------------------
                                              John A. St. Wrba
TITANIUM METALS CORPORATION                   Vice President and Treasurer
Three Lincoln Centre                          (972) 233-1700
5430 LBJ Freeway, Suite 1700
Dallas, Texas 75240-2697
(972) 233-1700

           TIMET DECLARES DIVIDEND ON 6-3/4% SERIES A PREFERRED STOCK

     DALLAS, TEXAS . . . October 27, 2006 . . . Titanium Metals Corporation ("TIMET") (NYSE: TIE) announced today that its board of directors has declared a quarterly dividend of $0.84375 per share on its 6-3/4% Series A Preferred Stock, payable on December 15, 2006 to stockholders of record as of the close of business on December 1, 2006.

     TIMET, headquartered in Dallas, Texas, is a leading worldwide producer of titanium metal products. Information on TIMET is available on its website at www.timet.com.

                                    o o o o o